SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

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                                Atec Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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previously.  Identify the previous filing by registration statement number, or
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

                                ATEC GROUP, INC.
                                 90 Adams Avenue
                            Hauppauge, New York 11788

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 18, 1997

To the Stockholders of ATEC Group, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of ATEC Group, Inc. ("Company"), a Delaware corporation, to be held at the Huntington Hilton, Melville, New York on Tuesday, November 18, 1997, at 10:00 a.m. local time, for the following purposes:

          1. To elect five members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

          2. To ratify the selection by the Company of Weinick Sanders Leventhal & Co., LLP, independent public accountants, to audit the financial statements of the Company for the year ending June 30, 1998;

          3. To ratify and approve an amendment to the Company's Certificate of Incorporation effecting a 1 for 5 reverse stock split of the Company's outstanding Common Stock; and

          4. To transact such other matters as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on September 26, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting.

     A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

                                       By Order of the Board
                                       of Directors

                                       /s/ Ashok Rametra
                                       ---------------------------------
                                           Ashok Rametra, Secretary

East Northport, New York
October 7, 1997

PROXY STATEMENT

                                ATEC GROUP, INC.
                                 90 Adams Avenue
                            Hauppauge, New York 11788

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of ATEC Group, Inc. ("Company"), to be held on Tuesday, November 18, 1997, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about October 10, 1997. The principal executive offices of the Company are located at 90 Adams Avenue, Hauppauge, New York 11788, telephone (516) 231-2831.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on September 26, 1997, are entitled to receive notice of, and vote at the Annual Meeting. As of September 26, 1997, the number and class of stock outstanding and entitled to vote at the meeting was 29,887,677 shares of Common Stock, par value $.01 per share ("Common Stock"), 29,231 shares of Series A Preferred Stock, 1,458 shares of Series B Preferred Stock and 338,790 shares of Series C Preferred Stock. The Company's Common Stock and Preferred Stock are hereinafter collectively referred to as the Shares. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on all matters. Accordingly, as of the record date the Company has securities representing 29,918,366 votes outstanding. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

     The nominees receiving the highest number of votes cast by the holders of the Shares will be elected as the Company's directors and constitute the entire Board of Directors of the Company. The affirmative vote of at least a majority of the Shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal Nos. 2 and 3. A quorum is representation in person or by proxy at the Annual Meeting of a majority of the outstanding Shares of the Company.

                            PROPOSALS TO SHAREHOLDERS

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Each nominee to the Board of Directors will serve until the next Annual Meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

     Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Surinder Rametra, Ashok Rametra, Balwinder Singh Bathla, George
D. Eagan and David C. Reback. Information is furnished below with respect to all nominees.

     The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominees:

SURINDER RAMETRA was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1994. From 1982 to June 1994, Mr. Rametra has been the chief executive officer of one of the Company's subsidiaries, engaged in the sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from the Punjab Engineering College, India and a Masters of Science Degree in Engineering from the University of I.I.T., India in 1965 and 1969 respectively. In 1976 Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University. Mr. Rametra and Ashok Rametra are brothers.

ASHOK RAMETRA was appointed Treasurer, Chief Financial Officer and Director of the Company in June 1994. From June 1994 to March 1995 Mr. Rametra also served as the Company's president. From 1987 to the present, Mr. Rametra has been the president of a subidiary of the Company, engaged in the retail sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in accounting in 1980. Mr. Rametra and Surinder Rametra are brothers.

BALWINDER SINGH BATHLA was appointed as the President and a Director of the Company in March, 1995. Since 1988, Mr. Bathla was the principal operating officer of a subidiary of the Company. Mr. Bathla received a Masters Degree in Statistics from Punjab University, Chandigar, India in 1979.

GEORGE D. EAGAN has been nominated as a Director by the Board of Directors. Since 1996, Mr. Eagan has been President of Eagan Associates, Ltd. and a Vice President of Sales for Bluestone Capital Partners, both venture capital firms. From 1995 to 1996, Mr. Eagan served as Director of Sales at Mosaic Information Technologies. From 1994 to 1995, Mr. Eagan was Vice President at Fidelity Investments in Boston, Massachusetts. From 1991 to 1994, Mr. Eagan was an investment representative with Alex, Brown & Sons, and from 1981 to 1991 he was assistant vice president at Merrill Lynch Pierce Fenner & Smith. Mr. Eagan graduated with a Bachelor of Science in Business Administration/Management from Alfred University, and an MBA in Finance from McGill University.

DAVID C. REBACK has been nominated as a Director by the Board of Directors. Since 1969, Mr. Reback is a partner with Reback & Potash, LLP, a law firm specializing in litigation, appellate matters and real estate. In 1963, Mr. Reback received a B.A. from Syracuse University, and in 1965 he received a law degree from Syracuse University College of Law.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL FIVE OF THE ABOVE-NAMED NOMINEE DIRECTORS OF THE COMPANY.

                                   MANAGEMENT

     The following table sets forth the names and ages of all current and nominated officers and directors of the Company and the position in the Company held or to be held by them:

Name                                Age                       Position
----                                ---                       --------

Surinder Rametra                    57               Chairman of the Board and
                                                       Chief Executive Officer
Ashok Rametra                       43               Treasurer, Chief Financial
                                                       Officer and Director
Balwinder Singh Bathla              41               President and Director

George Eagan                        40               Director

David C. Reback                     55               Director

SURINDER RAMETRA was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1994. From 1982 to June 1994, Mr. Rametra has been the chief executive officer of one of the Company's subsidiaries, engaged in the sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from the Punjab Engineering College, India and a Masters of Science Degree in Engineering from the University of I.I.T., India in 1965 and 1969 respectively. In 1976 Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University. Mr. Rametra and Ashok Rametra are brothers.

ASHOK RAMETRA was appointed Treasurer, Chief Financial Officer and Director of the Company in June 1994. From June 1994 to March 1995 Mr. Rametra also served as the Company's president. From 1987 to the present, Mr. Rametra has been the president of a subidiary of the Company, engaged in the retail sale of computer hardware and software primarily to business users. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in accounting in 1980. Mr. Rametra and Surinder Rametra are brothers.

BALWINDER SINGH BATHLA was appointed as the President and a Director of the Company in March, 1995. Since 1988, Mr. Bathla was the principal operating officer of a subidiary of the Company. Mr. Bathla received a Masters Degree in Statistics from Punjab University, Chandigar, India in 1979.

GEORGE D. EAGAN has been nominated as a Director by the Board of Directors. Since 1996, Mr. Eagan has been President of Eagan Associates, Ltd. and Vice President of Sales for Bluestone Capital Partners, both venture capital firms. From 1995 to 1996, Mr. Eagan served as Director of Sales at Mosaic Information Technologies. From 1994 to 1995, Mr. Eagan was Vice President at Fidelity Investments in Boston, Massachusetts. From 1991 to 1994, Mr. Eagan was an investment representative with Alex, Brown & Sons, and from 1981 to 1991 he was assistant vice president at Merrill Lynch Pierce Fenner & Smith. Mr. Eagan graduated with a Bachelor of Science in Business Administration/Management from Alfred University, and an MBA in Finance from McGill University.

DAVID C. REBACK has been nominated as a Director by the Board of Directors. Since 1969, Mr. Reback is a partner with Reback & Potash, LLP, a law firm specializing in litigation, appellate matters and real estate. In 1963, Mr. Reback received a B.A. from Syracuse University, and in 1965 he received a law degree from Syracuse University College of Law.

                     INFORMATION CONCERNING BOARD MEETINGS

     The Board of Directors met six times during the last fiscal year. All of the incumbent directors attended at least 75% of such meetings.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

     The Board of Directors has established an Internal Audit Committee, an Operation and Control Committee, an Acquisitions Evaluation Committee and a Stock Option Committee. Ashok Rametra chairs the Internal Audit Committee and has appointed a company employee, Seema Wasil (Surinder Rametra's daughter) and a company consultant, James Charles, to assist Mr. Rametra in reviewing internal accounting compliance and audit procedures. The Operations Control Committee is comprised of Ashok Rametra and Balwinder Singh Bathla. Messrs Rametra and Bathla have appointed Irwin Gulati to assist them in improving existing operations on behalf of the Company. The Acquisition Evaluation Committee consists of Surinder Rametra, James Charles and Seema Wasil. The committee reviews potential acquisition candidates. The Stock Option Committee is comprised of Ashok Rametra and Balwinder Singh Bathla. James Charles provides advisory services to this committee. The committee formulates stock option programs.

     The above mentioned committees met six times during the last fiscal year. All of the committee members attended at least 75% of such meetings.

                             EXECUTIVE COMPENSATION

     The Company's Summary Compensation Table for the years ended June 30, 1997, 1996 and 1995 is provided herein. This table provides compensation information on behalf of the Company's existing officers and directors.

                           SUMMARY COMPENSATION TABLE

                For the Years Ended June 30, 1997, 1996 and 1995
                       Annual Compensation Awards Payouts

(a)                 (b)       (c)          (d)          (e)         (f)

                                                        Other
Name                                                    Annual
and                           Compen-                   Compen
Principal           Year      sation                    sation      Options/
Position            Ended     Salary       Bonus ($)    ($)         SARs
--------            -----     -------      ---------    ---         ----

Surinder Rametra    6/30/97   $160,680                 6,737(1)
                    6/30/96   $156,000                 5,680(7)
                    6/30/95   $150,580                 21,624(2)


Ashok Rametra       6/30/97   $150,020                 19,372(3)
                    6/30/96   $150,020                 6,508(8)
                    6/30/95   $180,520                 8,113(4)

Balwinder Singh
 Bathla             6/30/97   $158,216                 20,806(3)    500,000(10)
                    6/30/96   $135,000                 51,723(9)
                    6/30/95   $58,650     86,470(5)    14,177(6)


(1)  Major Medical $6,737
(2)  Major Medical $4,727, Leased Auto $4,645, Interest Income $10,000
(3) Major Medical $4,776, Life Insurance $6,600, Rent Income $5,400, Interest Income $4,030
(4)  Major Medical $1,129, Leased Auto $6,984
(5) Represents 70,768 shares of Common Stock issued pursuant to Mr. Bathla's employment agreement.
(6)  Major Medical $2,185, Interest Income $11,992.
(7)  Major Medical $5,680
(8)  Major Medical $3,799, Leased Auto $2,710.
(9)  Major Medical $4,465
(10) In December 1996, the Company issued options to Mr. Bathla for the purchase of an aggregate of 500,000 shares of Common Stock exercisable at $.75 per share through December 2006.

         Year  End  Option  Table.   The  following  table  sets  forth  certain
information regarding the stock options held as of June 30, 1997 by the individuals named in the above Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                    Securities Underlying               Value of Unexercised
                    Unexercised Options at              In-the-Money-Options
                       Fiscal Year End(#)               at Fiscal Year End($)(2)
                       ------------------               ------------------------
  Name            Exercisable   Unexercisable         Exercisable  Unexercisable
  ----            -----------   -------------         -----------  -------------

Balwinder Singh
 Bathla (1)       500,000       0                     0            0

(1)  Represents  an  option  to  acquire   500,000  shares  at  $.75  per  share
     exercisable through December 19, 2006.

(2) Computation based on $.625 which was the June 30, 1997 closing price of the Common Stock

     Option Grant Table. The following table sets forth certain information regarding options granted during the fiscal year ended June 30, 1997 by the Company to the individuals named in the above Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                % of Total
                                Options
                     Options    Granted to
                     Granted    Employees in   Exercise Price  Expiration
Name                 (#)        Fiscal Year    ($/Share)       Date
----                 ---        -----------    ---------       ----

Balwinder Singh
 Bathla              500,000    62.5           $.75            December 19, 2006

(1) Represents an option to acquire 500,000 shares of Common Stock at $.75 per share exercisable though December 19, 2006.

Compensation of Directors

     Directors do not receive compensation for attendance at meetings of the Board of Directors. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of the Board of Directors.

401(K) Plan

     The Company has a 401(k) deferred compensation plan to which the Company may make discretionary contributions. The Company made a contribution to its plan amounting to approximately $7,000 for the year ended June 30, 1997.

                               PERFORMANCE GRAPH

                Total Shareholder Returns - Dividends Reinvested

                                                       Annual Return Percentages

                                                             Years Ending

Company/Index Name                  June 93 June 94     June 95  June 96 June 97
================================================================================

ATEC GROUP INC.                     -44.83  -77.35      -86.20    -8.72  -46.63
S&P SMALLCAP 600 INDEX                2.54    1.87       20.36    26.01   21.69
PEER GROUP                           -7.38    2.83       69.26    48.27  -18.16

                                                      Indexed\Cumulative Returns

                                                              Years Ending

                          Base
                          Period    Return   Return    Return   Return   Return
Company/Index Name        2/12/93   June 93  June 94   June 95  June 96 June 97
================================================================================

ATEC GROUP INC.           100        55.17    12.50      1.72     1.57     0.84
S&P SMALLCAP 600 INDEX    100       102.54   104.45    125.72   158.43   192.79
COMPUTER (SOFTWARE &      100        92.62    95.24    161.20   239.02   195.62
SVCE)   - SMALL

Please note that S&P has added a history to the Computer (Software & Services) Small Index starting in 1995. The periods ending 1993 and 1994 are calculated using the peer group population.
================================================================================

     [THE FOLLOWING TABLE REPRESENTS A LINE CHART IN THE PRINTED MATERIAL]

                          Base
                          Period    Return   Return    Return   Return   Return
Company/Index Name        2/12/93   June 93  June 94   June 95  June 96 June 97
================================================================================

ATEC GROUP INC.           100        55.17    12.50      1.72     1.57     0.84
S&P SMALLCAP 600 INDEX    100       102.54   104.45    125.72   158.43   192.79
COMPUTER (SOFTWARE &      100        92.62    95.24    161.20   239.02   195.62
SVCE)   - SMALL

                             Security Ownership of
                    Certain Beneficial Owners and Management

     The following table sets forth as of September 26, 1997 certain information with respect to the beneficial ownership of the Company's voting securities by
(i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act") known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation table appearing herein, and (iv) all executive officers and directors of the Company as a group. The table also sets forth the respective general voting power of such persons taking into account the voting power of the Common Stock and the Preferred Stock combined.

                                  Amount and Nature
Name and Address                  of Beneficial                 Percentage of
Beneficial                        Ownership of                  Voting Stock
Owner                             Common Stock                  Outstanding(1)
-----                             ------------                  --------------

Ashok Rametra(2)                  3,490,220                     11.5%
1762 Central Avenue
Albany, NY 12205

Surinder Rametra(3)               3,955,307                     13.1%
90 Adams Avenue
Hauppauge, NY 11788
E. Northport,
NY 11731

Balwinder Singh
 Bathla(4)                        3,214,527                     10.4%
143 West 29th Street
New York, NY 10001

Rajnish Rametra(5)                2,470,941                     8.3%
90 Adams Avenue
Hauppauge, NY 11716

All directors and
executive/officers
as a group (3 persons)            10,660,054                    34.3%

(1) Computed based upon a total of 29,887,677 shares of Common Stock, 29,232 shares of Series A Preferred Stock, 1,458 shares of Series B Preferred Stock and 338,790 Series C Preferred Stock. Each share of Common Stock and Preferred Stock possess one vote per share. Accordingly, the foregoing represents an aggregate of 30,257,157 votes.

(2) The foregoing figure reflects the ownership of an aggregate of 1,400,379 shares of Common Stock by Mr. Rametra and 2,039,184 shares of Common Stock owned by Mr. Rametra's spouse and children. The foregoing amount assumes the exercise of options to acquire 50,000 shares of Common Stock. Mr. Rametra disclaims beneficial ownership of share of the Company's Common Stock owned by other members of the Rametra family.

(3) The foregoing figure reflects the ownership of 2,134,947 shares of Common Stock by Mr. Rametra and 1,770,360 shares by Mr. Rametra's wife and minor son. In addition, the foregoing assumes the the exercise of options to acquire 50,000 shares of Common Stock. Mr. Rametra disclaims beneficial ownership of shares of the Company's securities owned by other members of the Rametra family including independent children.

(4) The foregoing figure assumes the exercise by Mr. Bathla of options to acquire 620,000 shares of Common Stock. Mr. Bathla disclaims beneficial ownership of shares of Common Stock owned by other members of his family.

(5) The foregoing figures reflect the ownership by Mr. Rametra of 812,286 shares of Common Stock and an aggregate of 1,528,615 shares by his spouse and children. The figure also assumes the exercise by Mr. Rametra of 130,000 options. Mr. Rametra disclaims beneficial ownership of shares of the Company owned by other members of the Rametra family.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June, 1996, the Company acquired 100% of the outstanding capital stock of Innovative Business Micros, Inc. ("Innovative"), a computer integrator located in Long Island. Innovative was formerly owned by Surinder Rametra and Ashok Rametra, the Company's principal executive officer and principal financial officer respectively, and Rajnish Rametra the brother of Surinder and Ashok. The consideration for the acquisition was the issuance by the Company of an aggregate of 4,900,000 shares of the Company's Common Stock to the former shareholders of Innovative. The terms of the acquisition were not negotiated in an arms-length manner and there can be no assurance that an unaffiliated company would have paid less consideration for Innovative than paid by the Company. The Acquisition was accounted for as a pooling of interest.

     In January 1997, the Company issued options to purchase 700,000 shares of Common Stock to the former shareholders of Cony Computer Systems, Inc. and American Computer Systems, Inc., both wholly owned subsidiaries of the Company, in consideration for amending certain purchase and employment agreements, thereby eliminating any future performance payments.

     All transactions between the Company and its subsidiaries were eliminated through inter-company elimination on the Company's financial statements.

                                     LOANS

                           6/30/97   6/30/96    6/30/95    Interest   Maturity
Lender                     Amount    Amount     Amount     Rate       Rate
------                     ------    ------     ------     ----       ----

Balwinder Singh
 Bathla                    $2,967    $228,322   $396,246   10%        6/30/98

Rajnish Rametra            $  --     $500,000   $230,000   10%        6/30/98

Ashok Rametra              $  --     $150,000   $  --      10%        6/30/98

     During the year ended June 30, 1997, Balwinder Singh Bathla advanced the Company $2,967. The advance bears interest at the rate of 10% per annum.

     Micro Computer Systems, Inc.'s ("MCS") office, located in Albany, New York, is leased pursuant to a lease expiring in June 2003. The lease requires annual rental payments of approximately $96,600 through 1998 and $108,192 thereafter, plus all expenses and taxes attributable to the operation of the premises. This facility is leased from 1762 Central Avenue Realty Associates (a partnership) controlled by former stockholders of MCS and Sun Computer and Software, Inc. ("SCSI"). MCS and SCSI are wholly owned subsidiaries of the Company.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during its most recent fiscal year, the Company believes that there were no
Section 16(a) reports filed untimely during the Company's year ended June 30, 1997, other than Forms 4 for Surinder Rametra, Rajnish Rametra, Ashok Rametra and Balwinder Singh. All such Forms 4 have since been filed.

                                 PROPOSAL NO. 2

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has appointed the firm of Weinick Sanders Leventhal & Co., LLP ("WSL") as independent auditors of the Company for fiscal year 1998 subject to ratification by the stockholders. WSL has served as the Company's independent auditors since April 18, 1996.

     Audit services expected to be performed by WSL during fiscal year 1998 will consist of the audit of financial statements of the Company and its wholly owned subsidiaries. It is anticipated that a representative of WSL will be present at the Annual Meeting and will be given an opportunity to make a statement if he so desires and to respond to appropriate questions.

     The accounting firm of Yohalem Gillman & Company, ("Yohalem"), which served as the Company's independent auditor for the fiscal year ended June 30, 1995 was dismissed by the Company on April 17, 1996. On June 28, 1995, the Company's independent auditor for the fiscal year ended June 30, 1994, Bianculli, Pascale & Company, P.C. ("B&P"), was dismissed by the Company. Yohalem's and B&P's services for each such year included the audit of the Company's consolidated financial statements and other services related to filings with the Securities and Exchange Commission. During the Company's two most recent fiscal years and the interim periods up until the date of dismissal of Yohalem, the Company had no disagreement with Yohalem and/or B&P and there were no "reportable events", as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K involving the Company, Yohalem and/or B&P on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of such auditors, would have caused them to make reference to such matters in their respective reports, with the exception of a disagreement with Yohalem on the proposed accounting method to be applied to the Company's proposed acquisition of Innovative. The proposed acquisition of Innovative (the "Acquisition") contemplated the payment to Innovative Shareholders of shares of the Company's Common Stock over a three year period depending upon performance criteria ("Initial Acquisition Terms"). Innovative was owned by Surinder Rametra and Ashok Rametra, the Company's principal executive officer and principal financial officer, respectively, and their brother, Rajnish Rametra. Surinder and Ashok Rametra owned 25% of the Common Stock and Rajnish Rametra owned 75%. Surinder Rametra gave direction and guidance to Rajnish Rametra for the operations of Innovative. A member of the Company's board of directors discussed the matter with Yohalem. The Company authorized Yohalem to respond fully to the inquiries of WSL concerning the subject matter of the disagreement. The accountant's reports on the Company's financial statements for the years ended June 30, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     Management was of the opinion that APB 16 did not apply to the Initial Acquisition Terms. APB 16, paragraph 5 excludes transfers and exchanges between companies under common control, and assets and liabilities would be accounted for at historical cost in a manner similar to that in pooling of interest accounting (AIN ASPB 16.#39). Management also consulted with the AICPA's technical hotline prior to formulating their opinion on the appropriate accounting.

     Yohalem, the Company's former independent accountants expressed reservations concerning the accounting method applied in the pro forma financial presentations included in the Company's Current Report on Form 8-K dated April 1, 1996 based on the Initial Acquisition Terms and the application of this method to the pro forma financial statements. Yohalem believed, based on a literal reading on the applicable authoritative accounting standards, that the proposed accounting for Innovative based on the Initial Acquisition Terms was not in accordance with those accounting standards, as currently written, inasmuch as the Rametra family did not own a majority of the voting shares of the Company before the Acquisition. Yohalem is aware the Financial Accounting Standards Board is reconsidering the requirements for consolidations and, accordingly suggested that the Company discuss this matter with the staff of the SEC.

     The Company requested WSL's views on the proposed accounting for the Innovative transaction based on the Initial Acquisition Terms. Based on the facts as they existed at that point in time, it was their view that APB 16 did not apply and the appropriate accounting would be the carryover of Innovative's cost.

     In June 1996, the Company negotiated new acquisition terms "New Acquisition Terms" with the Rametras, pursuant to which the Company would acquire 100% of Innovative's shares in exchange for 4,900,000 shares of the Company's Common Stock all of which shares were payable at the Closing of the Acquisition. The New Acquisition Terms did not involve the payment of any future consideration to the Innovative Shareholders. In June 1996, the Acquisition was consummated based on the New Acquisition Terms. The Company, in concurrence with WSL accounted for the Acquisition as a pooling of interests.

     The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditor's.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 3

                       RATIFICATION OF AN AMENDMENT TO THE
               COMPANY'S CERTIFICATE OF INCORPORATION EFFECTING A
                               REVERSE STOCK SPLIT

Background

     The Company's Board of Directors unanimously authorized a reverse stock split of the Company's outstanding shares of Common Stock ("Reverse Stock Split") pursuant to which each five (5) outstanding shares of Common Stock will be automatically converted into one (1) share of Common Stock. The Company currently has 29,887,677 shares of Common Stock issued and outstanding. After giving effect to the Reverse Stock Split, the Company will have 5,977,535 shares of Common Stock issued and outstanding. The Reverse Stock Split will not change the par value of any outstanding shares of the Company's Common Stock. The Company's unissued authorized shares of Common will increase from 40,112,323 to 64,002,465. The Company has no plans to issue any of the unissued authorized shares of Common Stock in connection with the Reverse Split.

Reasons for the Reverse Stock Split

     The primary reason for the Reverse Stock Split is to increase the per share stock price of the Common Stock in order for the Company to be in a position to obtain a listing on the National Association of Securities Dealers, Inc. ("Nadaq") National Market System ("NMS"), thus providing the Company with greater market exposure. NMS requires a minimum bid price of $5.00 per share for an initial listing. There can be no assurance that the Company will successfully obtain a NMS listing.

     In addition, an increased share price will help assure future compliance with recently instituted Nasdaq SmallCap Market minimum maintenance requirements. The new requirements include a minimum $1.00 bid price for listed securities. The Company believes that the Reverse Stock Split will increase the per share price of the Common Stock above the required $1.00 minimum bid price. At September 25, 1997, the Company's Common Stock had a bid price of $1.00 per share.

     The Reverse Stock Split will not alter the percentage interest in the Company of any shareholder, except to the extent that the Reverse Stock Split results in a shareholder of the Company owning a fractional share. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split an additional full share of Common Stock.

No Right of Appraisal

     Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Reverse Stock Split does not require the Company to provide dissenting shareholders with the right of appraisal and the Company will not provide shareholders with such right.

Outstanding Warrants, Options and Preferred Stock

     Upon effectiveness of the Reverse Stock Split, all holders of outstanding warrants, options, preferred stock, and rights calling for the issuance of Common Stock will, upon exercise or conversion of their warrants, rights, options, and/or preferred stock, will receive one fifth (1/5th) of the number of shares of Common Stock which such holders would have received prior to the Reverse Stock Split. In addition, the exercise and conversion price of all outstanding warrants, rights, options and/or preferred stock will be increased five fold.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                            STOCKHOLDERS' PROPOSALS

     It is anticipated that the Company's 1998 Annual Meeting of Stockholders will be held in November 1998. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before June 1, 1998.

                                    GENERAL

     Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1, 2 and 3.

     The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                       By Order of the Board of Directors,

                                       /s/ Ashok Rametra
                                       ------------------------------
                                           Ashok Rametra, Secretary

Hauppauge, New York
October 7, 1997

                                ATEC GROUP, INC.
          Annual Meeting of Stockholders -- Tuesday, November 18, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Surinder Rametra with power of substitution, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Huntington Hilton, Melville, New York, on Tuesday, November 18, 1997 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicted on the reverse side hereof.

     The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal Nos. 2, 3 and for the election of Surinder Rametra, Ashok Rametra, Balwinder Singh Bathla, George Egan and David C. Reback as directors.

Please mark boxes in blue or black ink.

1.   Proposal No. 1 - Election of Directors.

     Nominees: Surinder Rametra, Ashok Rametra, Balwinder Singh Bathla, George Egan, and David C. Reback.

                                         AUTHORITY
                  FOR                    withheld
                  all                    as to all
                nominees                 nominees
                 -----                     -----
                 |   |                     |   |
                 -----                     -----

     For, except authority withheld as to the following nominee(s):

     ____________________________________________________

2. Proposal No. 2 for ratification of the selection of Weinick Sanders Leventhal & Co., LLP as the independent auditors of the Company.

            FOR                 AGAINST           ABSTAIN
           -----                 -----             -----
           |   |                 |   |             |   |
           -----                 -----             -----


3.   Proposal No. 3 for the ratification of the Company's Reverse Stock Split.

            FOR                 AGAINST           ABSTAIN
           -----                 -----             -----
           |   |                 |   |             |   |
           -----                 -----             -----

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

Dated:______________________________

                                        ___________________________________
                                                    (Signature)


                                        ___________________________________
                                                    (Print Name)

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE